First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




August 23, 2006


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1215

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
136672 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                         Sincerely,

                                         First Trust Advisors L.P.



                                         Jason T. Henry
                                         Senior Vice President